UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 9, 2008

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 9, 2008, officers of Humana Inc. (the “Company”) will be meeting with investors and analysts at an industry conference. During the meetings, the Company intends to address its prospects and performance and will reaffirm the Company’s earnings per share guidance for the full year 2008 of $5.30 to $5.50 as well as reiterating the Company’s Medicare Advantage enrollment guidance for net membership additions in the range of 200,000 to 250,000 for the full year 2008. Gross sales for Medicare Advantage to date for 2008 are on track with the Company’s expectations, while gross sales for stand-alone Prescription Drug Plans are somewhat ahead of expectations. The Company is continuing to receive January 2008 disenrollment data for all Medicare plans from the Centers for Medicare and Medicaid Services (“CMS”), consistent with historical disenrollment reporting patterns from CMS.

The Company has entered its quiet period before reporting fourth quarter 2007 earnings on February 4, 2008 and will not be commenting on financial results for that period in its discussions at this industry conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Kathleen Pellegrino
Kathleen Pellegrino Vice President and Acting General Counsel

Dated: January 9, 2008